Exhibit 99.1
Selected Financial Data

The selected data presented below as of and for each of the years in the five-year period ended December 31, 2008, are derived from the Consolidated Financial Statements of Penn Virginia Resource Partners, L.P. and Subsidiaries. The data should be read in connection with our consolidated financial statements including the related notes included in our Annual Report on Form 10-K for the year ended December 31, 2008.

	Year ended December 31,
	2008	2007	2006	2005	2004

Net income per limited partner unit, basic and diluted, as reported	$1.67	$0.96	$1.56	$1.22	$0.93

Impact of the application of EITF 07-4	(0.04)	(0.04)	0.03	(0.01)	-

Net income per limited partner unit, basic and diluted, as adjusted	$1.63	$0.92	$1.59	$1.21	$0.93